Exhibit 10.4

ASSIGNMENT OF OPERATING RIGHTS INTEREST

OUTER CONTINENTAL SHELF	§
	§	KNOW ALL MEN BY THESE PRESENTS:
OFFSHORE LOUISIANA	§
§

THAT, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, Olympic Energy Partners, LLC, a Delaware limited liability company, whose address is 1001 McKinney Street, Suite 1900, Houston, Texas, 77002 (the “Assignor”), the present owner and holder of a certain Operating Rights Interest (as defined below) in and to the hereinafter identified oil and gas lease, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto Contango Operators, Inc., a Delaware corporation, whose address is 3700 Buffalo Speedway, Suite 960, Houston, Texas, 77098 (the “Assignee”), subject to the terms and conditions hereinafter set forth, an undivided 1.18062% Operating Rights Interest in and to the following identified oil and gas lease limited to the depths described (the “Lease”), including, without limitation, any and all wells, caissons, platforms, pipelines, facilities, equipment and related assets appurtenant to such Lease together with all oil, gas and/or condensate produced therefrom (collectively, the “Assigned Interests”):

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS-G 31362 effective December 1, 2007, by and between the United States of America, as Lessor, and Republic Exploration LLC, as Lessee, covering that portion of Block 11, Eugene Island Area, OCS Leasing Map, Louisiana Map No. 4, seaward of the 1975 Supreme Court Decree Line specifically described in said Lease, containing approximately 523.22 acres, LIMITED IN DEPTH from the surface of the earth down to the stratigraphic equivalent of 15,753’ TVD as seen in the Contango Operators, Inc. State Lease 18640 #1 well, API # 17709203750000.

The term “Operating Rights Interest”, as used herein, shall mean the right to drill for, produce, remove, own and dispose of oil, gas and/or condensate that may be found on and produced from the Lease.

TO HAVE AND TO HOLD the Assigned Interests unto Assignee and its successors and assigns forever, together with all rights and privileges appurtenant thereto. Assignor specially warrants title to the Assigned Interests as to all claims by, through and under it but not otherwise.

This Assignment and the Assigned Interests conveyed herein are subject to the following:

1. All the terms and the express and implied covenants, obligations and conditions of the Lease, which terms, covenants, obligations and conditions Assignee hereby assumes and agrees to perform with respect to the Assigned Interests;

2. The terms and provisions of the contracts, agreements and assignments identified on Exhibit “A” (collectively, the “Contracts”) attached hereto and made a part hereof for all purposes, and Assignee, to the extent of the Assigned Interests, agrees to be bound by and

Assignment of Eugene Island 11 G31362 – Olympic to COI

assumes all of its respective obligations under and pursuant to each of the Contracts, including, without limitation, a proportionate share of the overriding royalty interests provided for in the Contracts to the extent same apply to the Assigned Interests; and

3. To the extent not described on Exhibit “A” hereto, all assignments, conveyances, liens or agreements of record in the offices of the Minerals Management Service, New Orleans, Louisiana or in the public records of the parish adjacent to the lands covered by the Lease.

From and after the Effective Date (as defined hereafter), all operations conducted by Assignee with respect to the Lease shall be conducted in accordance with the terms and conditions of the Lease and in compliance with all applicable orders, laws, ordinances, rules and regulations of federal, state and other governmental agencies having jurisdiction over the lands covered by the Lease.

In connection with the execution of this Assignment, Assignor and Assignee have also executed a transfer document utilizing Form MMS-151 for submittal to and approval by the Minerals Management Service of the United States Department of the Interior. Such Form MMS-151 is not intended to convey any additional Operating Rights Interest in and to the Lease than that specified in this Assignment, and in the event of a conflict between the description of the Lease as set forth in this Assignment and the description of the Lease set forth in the Form MMS-151, the description set forth in this Assignment shall control.

Assignor and Assignee agree to execute such other documents as may be reasonably necessary in order that this Assignment, or such governmental transfer form as may have been executed by the parties in connection herewith, can be approved by the appropriate governmental authority having jurisdiction, and to execute such governmental forms as may be required of Assignee by such governmental authority to designate Contango Operators, Inc. as the current operator of the Lease.

This Assignment may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Assignment shall bind and inure to the benefit of and be binding upon Assignor and Assignee and their respective successors and assigns.

[Signature Page Follows]

Assignment of Eugene Island 11 G31362 – Olympic to COI	2

IN WITNESS WHEREOF, this Assignment is executed as of this 3rd day of April, 2008, but effective for all purposes as of April 1, 2008 at 7:30 a.m. Central Daylight Time (“Effective Date”).

WITNESSES:	Olympic Energy Partners, LLC

/s/ Trupti Patel
Name: Trupti Patel
	By:	/s/ Joseph J. Romano
/s/ Sergio Castro		Joseph J. Romano
Name: Sergio Castro		President and Chief Executive Officer

WITNESSES:	Contango Operators, Inc.

/s/ Trupti Patel
Name: Trupti Patel
	By:	/s/ Kenneth R. Peak
/s/ Sergio Castro		Kenneth R. Peak
Name: Sergio Castro		Chairman & Secretary

Assignment of Eugene Island 11 G31362 – Olympic to COI

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I, Artee Kumar, a Notary Public in and for said County and State, hereby certify that Joseph J. Romano, whose name as President and Chief Executive Officer of Olympic Energy Partners, LLC, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said company.

Given under my hand and official seal, this      day of April, 2008.

My Commission Expires:
Notary Public in and for the State of Texas

Notary Number: 12597397-2

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I, Artee Kumar, a Notary Public in and for said County and State, hereby certify that Kenneth R. Peak, whose name as Chairman & Secretary of Contango Operators, Inc., is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said company.

Given under my hand and official seal, this      day of April, 2008.

My Commission Expires:
Notary Public in and for the State of Texas

Notary Number: 12597397-2

Assignment of Eugene Island 11 G31362 – Olympic to COI

EXHIBIT “A”

to

Assignment of Operating Rights Interest

The Assigned Interests are subject to the following contracts, agreements and assignments, to-wit:

1.	Joint Operating Agreement, executed by and between Contango Operators, Inc., as Operator, and Republic Exploration LLC, CGM, L.P., Olympic Energy Partners, LLC, and Union Oil Company of California, as Non-Operator, dated February 7, 2007, the terms of which are incorporated herein by reference thereto.

2.	Assignment of Overriding Royalty Interest, dated effective as of December 1, 2007, executed by Republic Exploration, LLC in favor of Linda G. Ferszt, Dutch Royalty Investments, Land and Leasing, LP, Mark A. Stephens, Gary Clack and Contango Operators, Inc.

Assignment of Eugene Island 11 G31362 – Olympic to COI